EXHIBIT 99.16

Performance Quotation Computations

                      PERFORMANCE QUOTATION COMPUTATIONS
                              PACIFIC SELECT FUND
                             AVERAGE ANNUAL RETURN
                        FROM COMMENCEMENT OF OPERATIONS
                            THRU JUNE 30, 1995

AAR=(ERV/P) (To the power of) [1/(N/365)]-1

                                           GOVERN-     HIGH
                      MONEY    MANAGED      MENT       YIELD            EQUITY    MULTI-     INTER-    EQUITY   GROWTH
                      MARKET    BOND     SECURITIES    BOND    GROWTH   INCOME   STRATEGY   NATIONAL   INDEX      LT
                      ------   -------   ----------   ------   ------   ------   --------   --------   ------   ------
P (PAYMENT)           $1,000    $1,000     $1,000     $1,000   $1,000   $1,000    $1,000     $1,000    $1,000   $1,000
ERV (ENDING
  REDEEMABLE VALUE)    1,483     2,009      1,933      2,199    2,681    2,274     2,094      1,759     1,774    1,347
                      ------    ------     ------     ------   ------   ------    ------     ------    ------   ------

T (TOTAL RETURN)       48.30%   100.90%     93.33%    119.86%  168.14%  127.40%   109.40%     75.90%    77.37%   34.71%
N (NUMBER OF DAYS)     2,735     2,735      2,735      2,735    2,735    2,735     2,735      2,735     1,613      544
                      ------    ------     ------     ------   ------   ------    ------     ------    ------   ------
AAR (AVERAGE
   ANNUAL RETURN)       5.40%     9.76%      9.20%     11.09%   14.07%   11.59%    10.37%      7.83%    13.85%   22.13%
                      ======    ======     ======     ======   ======   ======    ======     ======    ======   ======

PRIOR AVERAGE ANNUAL
   RETURNS
LAST MONTH-END          5.40%     9.81%      9.25%     11.15%   13.68%   11.54%    10.33%      7.75%    13.52%   19.42%
LAST YEAR-END           5.38%     8.86%      8.25%     10.30%   13.03%    9.89%     9.03%      7.37%    10.44%   13.41%

                              PACIFIC SELECT FUND
                            PERFORMANCE INFORMATION
                            RETURNS SINCE INCEPTION
                              THRU JUNE 30, 1995

                                             GOVERN-     HIGH
                      MONEY     MANAGED       MENT       YIELD                 EQUITY     MULTI-     INTER-     EQUITY     GROWTH
                      MARKET     BOND      SECURITIES    BOND       GROWTH     INCOME    STRATEGY   NATIONAL    INDEX        LT
                     --------   --------   ----------   --------   --------   --------   --------   --------   --------   --------
INCEPTION DATE       1/4/88     1/4/88     1/4/88       1/4/88     1/4/88     1/4/88     1/4/88     1/4/88     1/30/91    1/3/94
INITIAL INVESTMENT   1,000.00   1,000.00   1,000.00     1,000.00   1,000.00   1,000.00   1,000.00   1,000.00   1,000.00   1,000.00
RETURN--1984
REDEEMABLE VALUE
RETURN--1985
REDEEMABLE VALUE
RETURN--1986
REDEEMABLE VALUE
RETURN--1987
REDEEMABLE VALUE

RETURN--1988             5.85%      7.11%      6.65%        8.30%     15.31%      8.25%      6.85%     17.69%
ENDING REDEEMABLE
 VALUE--1988         1,058.50   1,071.10   1,066.50     1,083.00   1,153.10   1,082.50   1,068.50   1,176.90

RETURN--1989             8.73%     14.74%     14.61%        4.16%     34.96%     29.22%     23.42%     20.51%
ENDING REDEEMABLE
 VALUE--1989         1,150.91   1,228.98   1,222.32     1,128.05   1,556.22   1,398.81   1,318.74   1,418.28

RETURN--1990             7.92%      8.52%      8.01%        0.38%    -17.30%     -7.54%     -1.47%    -13.48%
ENDING REDEEMABLE
 VALUE--1990         1,242.06   1,333.69   1,320.22     1,132.34   1,287.00   1,293.34   1,299.36   1,227.10

RETURN--1991             5.74%     17.03%     16.67%       24.58%     39.15%     31.42%     24.03%     10.92%     24.88%
ENDING REDEEMABLE
 VALUE--1991         1,313.35   1,560.82   1,540.30     1,410.67   1,790.86   1,699.70   1,611.59   1,361.10   1,248.80

RETURN--1992             3.22%      8.68%      7.52%       18.72%     20.53%      5.36%      5.57%     -9.78%      6.95%
ENDING REDEEMABLE
 VALUE--1992         1,355.64   1,696.30   1,656.14     1,674.75   2,158.52   1,790.81   1,701.36   1,227.98   1,335.59

RETURN--1993             2.58%     11.63%     10.79%       18.01%     21.89%      8.29%      9.25%     30.02%      9.38%
ENDING REDEEMABLE
 VALUE--1993         1,390.62   1,893.57   1,834.83     1,276.37   2,631.02   1,939.26   1,858.73   1,596.62   1,460.87

RETURN--
 DECEMBER 1994           3.76%     -4.36%     -5.10%        0.42%    -10.49%     -0.28%     -1.50%      3.01%      1.05%     13.25%
ENDING REDEEMABLE
 VALUE--1994         1,442.95   1,811.10   1,741.32     1,984.58   2,355.04   1,933.75   1,830.94   1,644.64   1,476.17   1,132.52

RETURN--
 JUNE 1995 YTD
ENDING REDEEMABLE
 VALUE-1995          1,483.01   2,008.95   1,933.34     2,198.63   2,681.44   2,273.98   2,093.99   1,758.99   1,773.69   1,347.15

CHANGE IN VALUE        483.01   1,008.95     933.34     1,198.63   1,681.44   1,273.98   1,093.99     758.99     773.69     347.15
                     --------   --------   --------     --------   --------   --------   --------   --------   --------   --------
RETURN SINCE
 INCEPTION              48.30%    100.90%     93.33%      119.86%    168.14%    127.40%    109.40%     75.90%     77.37%     34.71%
                     ========   ========   ========     ========   ========   ========   ========   ========   ========   ========

                              PACIFIC SELECT FUND
                            PERFORMANCE INFORMATION

                              YEAR TO DATE RETURN
                             THROUGH JUNE 30, 1995

                            MM         MB         GS        HYB        GR      EQ INC       MS         IN        EI        LT
                        ----------------------------------------------------------------------------------------------------------
NAV--12/31/94           10.024968   9.899377   9.639542  8.912566  14.896795  14.053199  11.730492  11.935174 13.022683  11.112614
NAV--6/30/95            10.020322  10.654107  10.415494  9.496786  16.878993  16.375970  13.172596  12.746464 15.472037  13.122991
SHARES OWNED--YTD        1.028274   1.030714   1.027594  1.039656   1.004892   1.009102   1.018512   1.001430  1.011308   1.007304
CHANGE IN VALUE/SHARE    0.278668   1.081956   1.063361  0.960827   2.064764   2.471828   1.685953   0.829521  2.624312   2.106226
PERIOD/YEAR (365/181)    2.016575   2.016575   2.016575  2.016575   2.016575   2.016575   2.016575   2.016575  2.016575   2.016575
                        ----------------------------------------------------------------------------------------------------------
YEAR TO DATE RETURN          2.78%     10.93%     11.03%    10.78%     13.86%     17.59%     14.37%      6.95%    20.15%     18.95%
YTD--ANNUALIZED              5.68%     23.27%     23.49%    22.93%     29.92%     38.64%     31.10%     14.51%    44.80%     41.91%
                        ==========================================================================================================
                           B&I      EQUITY
                        --------------------
NAV--12/31/94           10.423590  14.202413
NAV--6/30/95            12.137037  15.700194
SHARES OWNED--YTD        1.036826   1.003834
CHANGE IN VALUE/SHARE    2.160405   1.557983
PERIOD/YEAR (365/181)    2.016575   2.016575
                        --------------------
YEAR TO DATE RETURN         20.73%     10.97%
YTD--ANNUALIZED             46.20%     23.36%
                        ====================

                   PACIFIC SELECT FUND--MONEY MARKET SERIES
                      PERFORMANCE QUOTATION COMPUTATIONS
                 YIELD FOR THE PERIOD ENDED JUNE 30, 1995

                 CURRENT YIELD=[(BASE PERIOD RETURN)*(365/7)]

                                                      WITH
                                                    EXPENSES

NET ASSETS 6/30/95(A)                               93,672,197
SHARES OUTSTANDING(B)                                9,348,222
                                                    ----------
N.A.V. 6/30/95 (C=A/B)                               10.020322
DIVIDENDS(D)                                          0.042929
                                                    ----------
ADJ. N.A.V. 6/30/95 (E=C+D)                          10.063251
N.A.V.  6/23/95(F)                                   10.052735
                                                    ----------
CHANGE IN VALUE (G=E-F)                               0.010516
TOTAL RETURN (H=G/F)                                    0.1046%
                                                    ==========
YIELD=[(H)*(365/7)]                                       5.45%

                   PACIFIC SELECT FUND--MONEY MARKET SERIES
                      PERFORMANCE QUOTATION COMPUTATIONS
                   YIELD FOR THE PERIOD ENDED JUNE 30, 1995

EFFECTIVE YIELD=[(BASE PERIOD RETURN + 1) (To the power of) 365/7]-1

                                                     WITH
                                                   EXPENSES

NET ASSETS  6/30/95(A)                             93,672,197
SHARES OUTSTANDING(B)                               9,348,222
                                                   ----------
N.A.V.  6/30/95 (C=A/B)                             10.020322
DIVIDENDS(D)                                         0.042929
                                                   ----------
ADJ. N.A.V.  6/30/95 (E=C+D)                        10.063251
N.A.V.  6/23/95(F)                                  10.052735
                                                   ----------
CHANGE IN VALUE (G=E-F)                              0.010516
TOTAL RETURN (H=G/F)                                 0.104609%
                                                   ==========
YIELD=[(H+1) (To the power of) (365/7)]-1                5.60%

                       PACIFIC CORINTHIAN VARIABLE FUND
                            PERFORMANCE INFORMATION
                                   JUNE 1995


THREE YEARS                                                 TEN YEARS
-----------                                                 ---------
                                            BOND &                                                 BOND &
                                EQUITY      INCOME                                     EQUITY      INCOME
                              ---------    ---------                                 ---------    ---------
NAV-6/30/92                   14.097000    11.656000        NAV-6/30/85              11.260000    10.850000
SHARES OWNED                   2.146000     2.533000        SHARES OWNED              1.097000     1.199000
ADJUSTED NAV                  30.252162    29.524648        ADJUSTED NAV             12.352220    13.009150
NAV-6/30/95                   15.700194    12.137037        NAV-6/30/95              15.700194    12.137037
SHARES OWNED                   2.678229     3.350578        SHARES OWNED              2.678229     3.350578
ADJUSTED NAV                  42.048715    40.666089        ADJUSTED NAV             42.048715    40.666089

THREE YEAR RETURN                 38.99%       37.74%       THREE YEAR RETURN           240.41%      212.60%

PERIOD/MONTH (365/1095)        0.333333     0.333333        PERIOD/MONTH (365/3651)   0.099973     0.099973
                             ----------   ----------                                 ---------    ---------

ANNUALIZED                        11.60%       11.26%       ANNUALIZED                   13.03%       12.07%
                             ==========   ==========                                 =========    =========

FIVE YEARS                                                  INCEPTION
----------                                                  ---------
                                            BOND &                                                 BOND &
                                EQUITY      INCOME                                     EQUITY      INCOME
                              ---------    ---------                                 ---------    ---------
NAV-6/30/90                   12.734000    10.540000        NAV-1/1/84               10.000000    10.000000
SHARES OWNED                   2.024000     2.127000        SHARES OWNED              1.000000     1.000000
ADJUSTED NAV                  25.773616    22.418580        ADJUSTED NAV             10.000000    10.000000
NAV-6/30/95                   15.700194    12.137037        NAV-6/30/95              15.700194    12.137037
SHARES OWNED                   2.678229     3.350578        SHARES OWNED              2.678229     3.350578
ADJUSTED NAV                  42.048715    40.666089        ADJUSTED NAV             42.048715    40.666089

FIVE YEAR RETURN                  63.15%       81.39%       THREE YEAR RETURN           320.49%      306.66%

PERIOD/MONTH (365/1826)      0.19989047   0.19989047        PERIOD/MONTH (365/4200)   0.086905     0.086905
                             ----------   ----------                                 ---------    ---------

ANNUALIZED                        10.28%       12.64%       ANNUALIZED                   13.30%       12.97%
                             ==========   ==========                                 =========    =========

                                            BOND &
                                EQUITY      INCOME
                              ---------    ---------
MONTHLY                            4.21%        0.95%
ANNUALIZED                        65.13%       12.14%

LAST THREE MONTHS                  7.84%       11.96%
ANNUALIZED                        35.38%       57.31%

LAST TWELVE MONTHS                12.53%       21.56%

THREE YEAR RETURN                 38.99%       37.74%
ANNUALIZED                        11.60%       11.26%

FIVE YEAR RETURN                  63.15%       81.39%
ANNUALIZED                        10.28%       12.64%

TEN YEAR RETURN                  240.41%      212.60%
ANNUALIZED                        13.03%       12.07%

INCEPTION*                       320.49%      306.66%
ANNUALIZED                        13.30%       12.97%

*Inception return based on a January 1, 1984 as beginning value.